Exhibit 99.1

Company Contact:

Michael J. Fitzpatrick

Chief Financial Officer

OceanFirst Financial Corp.

Tel: (732) 240-4500, ext. 7506

Fax: (732) 349-5070

Email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.

ANNOUNCES QUARTERLY AND YEAR-TO-DATE

FINANCIAL RESULTS

TOMS RIVER, NEW JERSEY, July 18, 2013…OceanFirst Financial Corp. (NASDAQ:“OCFC”), (the “Company”), the holding company for OceanFirst Bank (the “Bank”), today announced that diluted earnings per share amounted to $0.29 for the quarter ended June 30, 2013, as compared to $0.30 for the corresponding prior year period. For the six months ended June 30, 2013, diluted earnings per share amounted to $0.55, as compared to $0.61 for the corresponding prior year period. Highlights for the quarter included:

•	The net interest margin stabilized, growing to 3.21%, as compared to 3.16% in the linked prior quarter, as the Company invested excess liquidity and managed funding costs lower.

•	As of June 30, 2013, commercial loans outstanding increased modestly and the commercial loan pipeline totaled $48.8 million, an increase of $19.9 million during the quarter.

•	Improved credit metrics supported a decrease in the quarterly loan loss provision. Non-performing loans decreased $1.5 million and net charge-offs decreased $642,000 from the linked prior quarter.

•	The Company remains well-capitalized with a tangible common equity ratio of 9.38% at June 30, 2013.

The Company also announced that the Board of Directors declared its sixty-sixth consecutive quarterly cash dividend on common stock. The dividend for the quarter ended June 30, 2013 of $0.12 per share will be paid on August 9, 2013, to shareholders of record on July 29, 2013.

Chairman and CEO John R. Garbarino observed, “The second quarter produced several positive trends including stabilization in the net interest margin, improved credit metrics, new commercial loan growth and an expanding loan pipeline. Coupled with our success in building a team of experienced revenue producers in our commercial area, we remain encouraged by our prospects for future earnings growth.”

Results of Operations

Net income for the three months ended June 30, 2013 decreased to $5.0 million, or $0.29 per diluted share, as compared to net income of $5.4 million, or $0.30 per diluted share for the corresponding prior year period, due to higher operating expenses and lower net interest income, partly offset by reductions in the provision for loan losses and higher other income. Net income for the six months ended June 30, 2013 decreased to $9.4 million, or $0.55 per diluted share, as compared to net income of $11.0 million, or $0.61 per diluted share for the corresponding prior year period due to lower net interest income, lower other income and higher operating expenses, partly offset by a reduction in the provision for loan losses.

Net interest income for the three and six months ended June 30, 2013 decreased to $17.5 million and $34.7 million, respectively, as compared to $18.4 million and $37.5 million, respectively, in the same prior year periods, reflecting a lower net interest margin partly offset by slightly higher interest-earning assets. The net interest margin decreased to 3.21% and 3.19%, respectively, for the three and six months ended June 30, 2013 from 3.39% and 3.45%, respectively, in the same prior year periods, due to a change in the mix of average interest-earning assets from higher-yielding loans receivable into lower-yielding investment and mortgage-backed securities available for sale. High loan refinance volume also caused yields on loans and mortgage-backed securities to trend downward. The yield on average interest-earning assets decreased to 3.69% for both the three and six months ended June 30, 2013, as compared to 4.06% and 4.13%, respectively, for the same prior year periods. The cost of average interest-bearing liabilities decreased to 0.56% and 0.59%, respectively, for the three and six months ended June 30, 2013, as compared to 0.78% and 0.79%, respectively, in the same prior year periods. Average interest-earning assets increased $13.9 million and $8.4 million, respectively, for the three and six months ended June 30, 2013, as compared to the same prior year periods. The increases in average interest-earning assets were primarily due to the increases in average investment and mortgage-backed securities which collectively increased $87.0 million and $48.4 million, respectively, for the three and six months ended June 30, 2013. These increases were partly offset by a decrease in average loans receivable, net, of $52.1 million and $47.0 million, respectively, for the three and six months ended June 30, 2013, as compared to the same prior year periods. The growth in interest-earning assets was primarily funded by an increase in average transaction deposits and non-interest-bearing deposits, partly offset by a decrease in average time deposits and borrowed funds.

For the three and six months ended June 30, 2013, the provision for loan losses was $800,000 and $1.9 million, respectively, as compared to $1.7 million and $3.4 million, respectively, for the corresponding prior year periods. The decrease for the three and six months ended June 30, 2013 was partly due to reductions of $1.8 million and $2.4 million, respectively, in net charge-offs as compared to the same prior year periods and a reduction in loans receivable, net at June 30, 2013 as compared to both December 31, 2012 and June 30, 2012. Non-performing loans increased $2.5 million at June 30, 2013 as compared to December 31, 2012, driven fully by an increase of $3.7 million in loans adversely affected by superstorm Sandy. These loans were identified at December 31, 2012 and potential losses were provided for at that time. (Refer to the discussion in Asset Quality section relating to the impact of superstorm Sandy.)

Other income increased to $4.7 million for the three months ended June 30, 2013 as compared to $4.5 million in the same prior year period. For the six months ended June 30, 2013, other income decreased to $8.2 million as compared to $8.9 million in the same prior year period. For both the three and six months ended June 30, 2013 trust and asset management revenue, fees and service charges and the net gain (loss) from other real estate operations improved while the net gain on sales of loans available for sale and the net gain on the sale of investment securities available for sale declined. Effective January 1, 2013, income from the origination of reverse mortgage loans is classified as part of fees and service charges as compared to inclusion in the net gain on the sale of loans in the prior period as the Bank no longer closes these loans in its name. The amount of reverse mortgage fees included in fees and service charges for the three and six months ended June 30, 2013 was $180,000 and $345,000, respectively. For the three and six months ended June 30, 2013, trust and asset management revenue and fees and service charges, exclusive of fees on reverse mortgage loans, increased $222,000 and $206,000, respectively, as increases in trust revenue and bankcard services were partly offset by decreases in fees from investment services and deposit accounts. The net gain (loss) from other real estate operations improved $121,000 and $175,000, respectively, for the three and six months ended June 30, 2013, as compared to the same prior year periods. For the three and six months ended June 30, 2013, the net gain on the sale of loans decreased to $735,000 and $561,000, respectively, as compared to $947,000 and $1.9 million in the same prior year periods due to the reclassification of reverse mortgage income and a decrease in loan sale volume. Additionally, the net gain on the sale of loans for the six months ended June 30, 2013 was adversely impacted by an addition of $975,000 to the reserve for repurchased loans as compared to an addition of $250,000 in the same prior year period. For the three months ended June 30, 2013, there was no provision for repurchased loans as compared to $100,000 in the same prior year period. (Refer to discussion in Asset Quality section regarding the reserve for repurchased loans.) Finally, for both the three and six months ended June 30, 2013, the net gain on sales of investment securities available for sale decreased to $42,000 from $226,000 in the same prior year periods.

Operating expenses increased to $13.7 million and $26.4 million, respectively, for the three and six months ended June 30, 2013, as compared to $12.9 million and $25.8 million, respectively, in the same prior year periods. Compensation and employee benefits expense for the three and six months ended June 30, 2013 was adversely impacted by recruiting costs and by the decrease in mortgage loan closings from the prior year levels. Lower loan closings in the current periods decreased deferred loan expense, net of sales commissions to mortgage loan representatives, which is reflected as an increase in compensation expense. Compensation and employee benefits expense benefited from a reduction in incentive plan expense of $226,000 and $605,000, respectively, for the three and six months ended June 30, 2013 as compared to the same prior year periods. Professional fees for the three and six months ended June 30, 2013 were adversely impacted by $175,000 in non-recurring legal fees.

The provision for income taxes was $2.8 million and $5.2 million, respectively, for the three and six months ended June 30, 2013, as compared to $3.0 million and $6.1 million for the same prior year periods. The effective tax rate was 35.7% and 35.4% for the three and six months ended June 30, 2013, as compared to 35.8% and 35.7%, respectively, in the same prior year periods.

Financial Condition

Total assets increased by $36.4 million to $2,305.7 million at June 30, 2013, from $2,269.2 million at December 31, 2012. Mortgage-backed securities available for sale increased by $58.7 million, to $392.6 million at June 30, 2013, as compared to $333.9 million at December 31, 2012. Loans receivable, net, decreased by $17.5 million, to $1,505.7 million at June 30, 2013 from $1,523.2 million at December 31, 2012, primarily due to prepayments and sale of newly originated 30-year fixed-rate one-to-four family loans.

Deposits decreased by $15.9 million, to $1,703.7 million at June 30, 2013, from $1,719.7 million at December 31, 2012 and securities sold under agreements to repurchase with retail customers increased by $10.3 million, to $71.0 million at June 30, 2013, from $60.8 million at December 31, 2012. Federal Home Loan Bank advances increased $44.4 million, to $269.4 million at June 30, 2013, from $225.0 million at December 31, 2012. Stockholders’ equity decreased to $216.3 million at June 30, 2013, as compared to $219.8 million at December 31, 2012. Net income for the period was offset by an increase in accumulated other comprehensive loss of $4.9 million due to the recent rise in interest rates, the repurchase of 314,961 shares of common stock for $4.5 million (average cost per share of $14.33) and the cash dividend on common stock. At June 30, 2013, there were 519,823 shares remaining to be repurchased under the stock repurchase program adopted in the fourth quarter of 2012. Tangible stockholders’ equity per common share increased to $12.29 at June 30, 2013 as compared to $12.28 at December 31, 2012 due to the reduction in shares outstanding.

Asset Quality

The Company’s non-performing loans totaled $45.9 million at June 30, 2013, a $2.5 million increase from $43.4 million at December 31, 2012. The increase is all due to the impact of superstorm Sandy which has caused substantial disruption in the Bank’s market area since October 29, 2012. The Bank previously identified 124 loans totaling $30.1 million which were adversely impacted by the storm, of which $3.7 million were 90 days or more delinquent at June 30, 2013. The Bank increased its allowance for loan losses at December 31, 2012 by $1.8 million in expectation of increasing levels of non-performing loans for borrowers impacted by superstorm Sandy. Net loan charge-offs decreased to $1.6 million for the six months ended June 30, 2013, as compared to $4.0 million for the corresponding prior year period.

The reserve for repurchased loans and loss sharing obligations, which is included in other liabilities in the Company’s consolidated statements of financial condition, was $1.7 million at June 30, 2013, unchanged from March 31, 2013 but a $485,000 increase from December 31,

2012. The increase was due to first quarter activity relating to an additional provision for loans sold to the Federal Home Loan Bank (“FHLB”), incurred losses relating to the FHLB loan sales, a comprehensive settlement with one investor relating to existing and anticipated loan repurchase requests, and recoveries of previously charged-off amounts. At June 30, 2013, there were five outstanding loan repurchase requests which the Company is disputing on loans with a total principal balance of $1.1 million, as compared to 12 outstanding loan repurchase requests with a principal balance of $3.6 million at December 31, 2012.

Conference Call

As previously announced, the Company will host an earnings conference call on Friday, July 19, 2013 at 11:00 a.m. Eastern time. The direct dial number for the call is (888) 317-6016. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877) 344-7529, Replay Conference Number 10030865 from one hour after the end of the call until October 29, 2013. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.

*    *    *

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered savings bank with $2.3 billion in assets and twenty-five branches located in Ocean, Monmouth and Middlesex Counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake - and specifically disclaims any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	June 30, 2013	December 31, 2012	June 30, 2012
	(unaudited)		(unaudited)
ASSETS

Cash and due from banks	$42,377	$62,544	$39,912
Investment securities available for sale	226,753	213,593	195,889
Federal Home Loan Bank of New York stock, at cost	18,890	17,061	18,036
Mortgage-backed securities available for sale	392,575	333,857	375,000
Loans receivable, net	1,505,680	1,523,200	1,548,935
Mortgage loans held for sale	2,815	6,746	5,734
Interest and dividends receivable	6,310	5,976	6,459
Other real estate owned, net	3,420	3,210	3,435
Premises and equipment, net	23,019	22,233	22,394
Servicing asset	4,443	4,568	4,708
Bank Owned Life Insurance	53,814	53,167	42,430
Other assets	25,568	23,073	24,600

Total assets	$2,305,664	$2,269,228	$2,287,532

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$1,703,746	$1,719,671	$1,708,376
Securities sold under agreements to repurchase with retail customers	71,041	60,791	67,399
Federal Home Loan Bank advances	269,400	225,000	247,000
Other borrowings	27,500	27,500	27,500
Advances by borrowers for taxes and insurance	7,807	7,386	8,570
Other liabilities	9,892	9,088	9,851

Total liabilities	2,089,386	2,049,436	2,068,696

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation preference, 5,000,000 shares authorized, no shares issued	—	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 33,566,772 shares issued and 17,602,816, 17,894,929 and 18,205,904 shares outstanding at June 30, 2013, December 31, 2012 and June 30, 2012, respectively	336	336	336
Additional paid-in capital	262,871	262,704	262,987
Retained earnings	203,380	198,109	193,377
Accumulated other comprehensive (loss) gain	(4,842)	49	(652)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(3,760)	(3,904)	(4,049)
Treasury stock, 15,963,956, 15,671,843 and 15,360,868 shares at June 30, 2013, December 31, 2012 and June 30, 2012, respectively	(241,707)	(237,502)	(233,163)
Common stock acquired by Deferred Compensation Plan	(656)	(647)	(684)
Deferred Compensation Plan Liability	656	647	684

Total stockholders’ equity	216,278	219,792	218,836

Total liabilities and stockholders’ equity	$2,305,664	$2,269,228	$2,287,532

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Interest income:
Loans	$17,428	$19,121	$35,091	$38,927
Mortgage-backed securities	2,026	2,235	3,675	4,553
Investment securities and other	707	693	1,447	1,432

Total interest income	20,161	22,049	40,213	44,912

Interest expense:
Deposits	1,175	2,035	2,501	4,053
Borrowed funds	1,442	1,624	2,979	3,364

Total interest expense	2,617	3,659	5,480	7,417

Net interest income	17,544	18,390	34,733	37,495

Provision for loan losses	800	1,700	1,900	3,400

Net interest income after provision for loan losses	16,744	16,690	32,833	34,095

Other income:
Loan servicing income	172	141	328	279
Trust and asset management revenue	528	369	955	703
Fees and service charges	2,856	2,613	5,522	5,223
Net gain on sales of investment securities available for sale	42	226	42	226
Net gain on sales of loans available for sale	735	947	561	1,918
Net gain (loss) from other real estate operations	74	(47)	77	(98)
Income from Bank Owned Life Insurance	332	295	647	601
Other	2	1	18	3

Total other income	4,741	4,545	8,150	8,855

Operating expenses:
Compensation and employee benefits	7,039	6,794	13,617	13,631
Occupancy	1,376	1,314	2,739	2,618
Equipment	690	635	1,328	1,230
Marketing	447	435	697	780
Federal deposit insurance	536	522	1,060	1,054
Data processing	962	881	1,935	1,824
Check card processing	423	337	834	636
Professional fees	703	526	1,314	1,178
Other operating expense	1,548	1,423	2,865	2,856

Total operating expenses	13,724	12,867	26,389	25,807

Income before provision for income taxes	7,761	8,368	14,594	17,143
Provision for income taxes	2,774	2,995	5,170	6,123

Net income	$4,987	$5,373	$9,424	$11,020

Basic earnings per share	$0.29	$0.30	$0.55	$0.61

Diluted earnings per share	$0.29	$0.30	$0.55	$0.61

Average basic shares outstanding	17,105	17,889	17,194	17,977

Average diluted shares outstanding	17,144	17,930	17,233	18,018

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At June 30, 2013		At December 31, 2012		At June 30, 2012

STOCKHOLDERS’ EQUITY
Stockholders’ equity to total assets	9.38%		9.69%		9.57%
Common shares outstanding (in thousands)	17,603		17,895		18,206
Stockholders’ equity per common share	$12.29		$12.28		$12.02
Tangible stockholders’ equity per common share	12.29		12.28		12.02

ASSET QUALITY
Non-performing loans:
Real estate – one-to-four family	$28,445		$26,521		$27,755
Commercial real estate	11,864		11,567		11,932
Consumer	5,195		4,540		3,785
Commercial	396		746		760

Total non-performing loans	45,900		43,374		44,232
OREO, net	3,420		3,210		3,435

Total non-performing assets	$49,320		$46,584		$47,667

Delinquent loans 30 to 89 days	$15,660		$11,437	(1)	$14,225

Troubled debt restructurings:
Non-performing (included in total non-performing loans above)	$19,466	(2)	$18,160	(2)	$16,317
Performing	15,292	(2)	17,733	(2)	12,522

Total troubled debt restructurings	$34,758		$35,893		$28,839

Allowance for loan losses	$20,820		$20,510		$17,657

Allowance for loan losses as a percent of total loans receivable	1.36%		1.32%		1.12%
Allowance for loan losses as a percent of total non-performing loans	45.36		47.29		39.92
Non-performing loans as a percent of total loans receivable	3.00		2.80		2.82
Non-performing assets as a percent of total assets	2.14		2.05		2.08

	For the three months ended June 30,		For the six months ended June 30,
	2013	2012	2013	2012
PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets	0.87%	0.94%	0.82%	0.97%
Return on average stockholders’ equity	9.06	9.79	8.56	10.08
Interest rate spread	3.13	3.28	3.10	3.34
Interest rate margin	3.21	3.39	3.19	3.45
Operating expenses to average assets	2.38	2.26	2.30	2.27
Efficiency ratio	61.58	56.10	61.54	55.68

(1)	Delinquent loans 30 to 89 days excluded $16.5 million at December 31, 2012, of loans impacted by superstorm Sandy for which the Bank had granted a temporary payment plan.
(2)	Non-performing and performing troubled debt restructurings were adversely impacted by $3.4 million and $4.9 million, respectively, at June 30, 2013 and by $1.7 million and $6.3 million, respectively, at December 31, 2012 due to the adoption of new guidance issued by the Bank’s regulator, the Office of the Comptroller of the Currency in the third quarter of 2012. The amount now includes one-to-four family and consumer loans where the borrower’s obligation was discharged in bankruptcy. The updated guidance requires the Bank to include certain loans as troubled debt restructurings due to the discharge of the borrower’s debt. As part of the allowance for loan losses, the Bank established a specific valuation reserve for these loans of $644,000 and $646,000, respectively, at June 30, 2013 and December 31, 2012.

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

LOANS RECEIVABLE

		At June 30, 2013	At December 31, 2012

Real estate:
One-to-four family		$779,673	$809,705
Commercial real estate, multi-family and land		477,600	475,155
Residential construction		12,879	9,013
Consumer		192,325	198,143
Commercial		66,924	57,967

Total loans		1,529,401	1,549,983

Loans in process		(4,057)	(3,639)
Deferred origination costs, net		3,971	4,112
Allowance for loan losses		(20,820)	(20,510)

Total loans, net		1,508,495	1,529,946

Less: mortgage loans held for sale		2,815	6,746

Loans receivable, net		$1,505,680	$1,523,200

Mortgage loans serviced for others		$827,780	$840,900
	Average Yield
Loan pipeline:
Commercial	4.46%	$48,808	$23,145
One-to-four family	3.77	45,998	46,324
Consumer	4.04	11,975	4,593

		$106,781	$74,062

	For the three months ended June 30,		For the six months ended June 30,
	2013	2012	2013	2012

Loan originations	$108,889	$142,895	$195,732	$252,312
Loans sold	32,343	41,764	69,134	82,586
Net charge-offs	474	2,284	1,590	3,973

DEPOSITS

	At June 30, 2013	At December 31, 2012
Type of Account
Non-interest-bearing	$219,979	$179,074
Interest-bearing checking	856,210	940,190
Money market deposit	122,838	118,154
Savings	292,523	256,035
Time deposits	212,196	226,218

	$1,703,746	$1,719,671

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE THREE MONTHS ENDED JUNE 30,
	2013			2012
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(dollars in thousands)
Assets
Interest-earning assets:
Interest-earning deposits and short-term investments	$36,601	$19	0.21%	$57,068	$22	0.15%
Investment securities (1)	231,860	519	0.90	183,872	471	1.02
FHLB stock	17,143	169	3.94	17,654	200	4.53
Mortgage-backed securities (1)	399,694	2,026	2.03	360,650	2,235	2.48
Loans receivable, net (2)	1,500,980	17,428	4.64	1,553,103	19,121	4.92

Total interest-earning assets	2,186,278	20,161	3.69	2,172,347	22,049	4.06

Non-interest-earning assets	119,416			106,066

Total assets	$2,305,694			$2,278,413

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$1,318,230	438	0.13	$1,284,938	999	0.31
Time deposits	215,917	737	1.37	249,085	1,036	1.66

Total	1,534,147	1,175	0.31	1,534,023	2,035	0.53
Borrowed funds	326,720	1,442	1.77	335,206	1,624	1.94

Total interest-bearing liabilities	1,860,867	2,617	0.56	1,869,229	3,659	0.78

Non-interest-bearing deposits	208,915			173,276
Non-interest-bearing liabilities	15,719			16,313

Total liabilities	2,085,501			2,058,818
Stockholders’ equity	220,193			219,595

Total liabilities and stockholders’ equity	$2,305,694			$2,278,413

Net interest income		$17,544			$18,390

Net interest rate spread (3)			3.13%			3.28%

Net interest margin (4)			3.21%			3.39%

	FOR THE SIX MONTHS ENDED JUNE 30,
	2013			2012
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD COST
	(dollars in thousands)
Assets
Interest-earning assets:
Interest-earning deposits and short-term investments	$61,140	$45	0.15%	$53,454	$43	0.16%
Investment securities (1)	227,527	1,039	0.91	181,554	960	1.06
FHLB stock	17,126	363	4.24	17,777	429	4.83
Mortgage-backed securities (1)	362,525	3,675	2.03	360,090	4,553	2.53
Loans receivable, net (2)	1,512,501	35,091	4.64	1,559,529	38,927	4.99

Total interest-earning assets	2,180,819	40,213	3.69	2,172,404	44,912	4.13

Non-interest-earning assets	118,786			104,844

Total assets	$2,299,605			$2,277,248

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$1,324,466	1,003	0.15	$1,284,433	1,916	0.30
Time deposits	218,544	1,498	1.37	252,542	2,137	1.69

Total	1,543,010	2,501	0.32	1,536,975	4,053	0.53
Borrowed funds	323,202	2,979	1.84	343,259	3,364	1.96

Total interest-bearing liabilities	1,866,212	5,480	0.59	1,880,234	7,417	0.79

Non-interest-bearing deposits	196,990			162,209
Non-interest-bearing liabilities	16,279			16,218

Total liabilities	2,079,481			2,058,661
Stockholders’ equity	220,124			218,587

Total liabilities and stockholders’ equity	$2,299,605			$2,277,248

Net interest income		$34,733			$37,495

Net interest rate spread (3)			3.10%			3.34%

Net interest margin (4)			3.19%			3.45%

(1)	Amounts are recorded at average amortized cost.
(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(3)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest-earning assets.